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                                                                    EXHIBIT (21)


                              WHITEHALL CORPORATION

                            ANNUAL REPORT ON FORM 10K

                                   ITEM 14(a)3


(22) Subsidiaries of the Registrant

         The following table lists the subsidiaries of the Registrant and the jurisdiction of incorporation of each subsidiary:



                  Name                               Jurisdiction of Incorporation     Principal Location
                  ----                               -----------------------------     ------------------
         Aero Corporation                            Florida                            Lake City, Florida

         Aero Corporation                            Delaware                           Dallas, Texas

         Aero Hushkit Corporation                    Delaware                           Dallas, Texas

         Aero Corp Macon, Inc.                       Delaware                           Macon, Georgia

         Hydroscience, Inc.                          Texas                              Dallas, Texas

         Aero Corporation San Antonio, Inc.          Texas                              Dallas, Texas



    Each of the subsidiaries conducts business only under its corporate name.





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